Exhibit 10.1
FIFTH MODIFICATION TO CREDIT AGREEMENT
THIS FIFTH MODIFICATION TO CREDIT AGREEMENT (this “Amendment”), dated as of August 1, 2018, by and among HEALTHCARE TRUST OF AMERICA HOLDINGS, LP, a Delaware limited partnership (the “Borrower”), HEALTHCARE TRUST OF AMERICA, INC., a Maryland corporation (the “Company”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), the Lenders currently parties to the Credit Agreement referred to below.
WHEREAS, pursuant to the terms of that certain Credit Agreement, dated as of July 20, 2012, by and among the Borrower, the Administrative Agent and the financial institutions party thereto and their assignees under Section 13.6 thereof, as amended by that certain (i) First Modification to Credit Agreement, dated as of January 7, 2014, (ii) Second Modification to Credit Agreement, dated as of November 19, 2014, (iii) Third Modification to Credit Agreement, dated as of September 26, 2016, and (iv) Fourth Modification to Credit Agreement, dated as of May 15, 2017 (as amended, the “Existing Term Loan Credit Agreement”), the Administrative Agent and the Lenders made available to the Borrower a non-revolving, term loan credit facility in an initial amount of up to $200,000,000, on the terms and conditions contained therein.
WHEREAS, by this Amendment, the parties intend to extend the term of the term loan credit facility, and modify and/or amend certain terms and provisions of the Existing Term Loan Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) as more particularly described herein as of the Fifth Modification Effective Date (as defined herein).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
Section 1.CONDITIONS PRECEDENT. The effectiveness of this Amendment and the obligations of Lenders’ hereunder are subject to the satisfaction of each and every one of the following conditions precedent to Administrative Agent’s satisfaction:
a)    Receipt and approval by Administrative Agent of an executed original of this Amendment and any and all other documents, instruments, policies, letters and forms of evidence or other materials which are required pursuant to, or in connection with, this Amendment.
b)    Reimbursement to Administrative Agent by Borrower of Administrative Agent’s costs and expenses incurred in connection with this Amendment and the transactions contemplated hereby, whether such services are furnished by Administrative Agent’s employees or agents or by independent contractors, including, without limitation, reasonable attorneys’ fees, documentation costs and charges, in each case, to the extent billed by Administrative Agent to Borrower on or prior to the date hereof.
c)    The conditions precedent contained in Section 6.2 of the Credit Agreement shall have been satisfied.
d)    All payments due and owing to Administrative Agent, each Lead Arranger and each Lender under each Fee Letter (as defined in the Existing Term Loan Credit Agreement (as modified hereby)) as of the Fifth Modification Effective Date have been paid.

e)    All payments due and owing to Lenders under the Credit Agreement have been paid current as of the date hereof.
f)    Each Lender shall have received and approved all documentation and other information so requested in connection with such Lender’s applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.
g)    If the Borrower or any other Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, then at least five (5) days prior to the Fifth Modification Effective Date (defined below), the Borrower shall deliver, to each Lender that so requests, a certification regarding beneficial ownership required by the Beneficial Ownership Regulation (31 C.F.R. § 1010.230) in relation to such Loan Party (the “Beneficial Ownership Certificate”).
Section 2.    EFFECTIVE DATE. The date of this Amendment is for reference purposes only. The effective date of the obligations and amendments under this Amendment is August 1, 2018 (the “Fifth Modification Effective Date”).
Section 3.    REPRESENTATIONS AND WARRANTIES. As a material inducement to Administrative Agent and Lenders for entering into this Amendment, Borrower and Company each represents and warrants to Administrative Agent and Lenders as of the date hereof that:
a)    Formation And Organizational Documents. Borrower has previously delivered to Administrative Agent all of the relevant formation and organizational documents of Borrower, Company, and all Guarantors. Borrower hereby certifies that: (i) the above documents are all of the relevant formation and organizational documents of Borrower and Company; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were previously delivered to Administrative Agent.
b)    Full Force And Effect. The Credit Agreement and the other Loan Documents (collectively, the “Credit Documents”), as amended hereby, are in full force and effect without any defense, counterclaim, right or claim of set-off; all necessary action to authorize the execution and delivery of this Amendment has been taken; and this Amendment is a modification of an existing obligation and is not a novation.
c)    No Default. No Default or Event of Default exists under any of the Credit Documents (as modified by this Amendment).
d)    Representations and Warranties. All representations and warranties herein and in the other Credit Documents are remade as of the Fifth Modification Effective Date, are true and correct, and shall survive execution of this Amendment.
e)    Schedules. [Except as modified pursuant to Section 4 belowl Schedules attached to the Credit Agreement are true and correct as of the Fifth Modification Effective Date (i.e., without giving effect to any reference therein to “As of the Third Modification Effective Date”).
f)    Beneficial Ownership Certification. As of the Fifth Modification Effective Date, the information included in the Beneficial Ownership Certificate, if applicable, is true and correct in all respects.
Section 4.    MODIFICATION OF CREDIT AGREEMENT. The Existing Term Loan Credit Agreement is, effective as of the Fifth Modification Effective Date, hereby amended as follows:

a)    Definitions. Section 1.1 of the Existing Term Loan Credit Agreement is hereby amended as follows:
(i)    Applicable Margin. The last sentence of the definition of “Applicable Margin” is hereby deleted in its entirety and replaced with the following:
“During any period that the Company has (a) not received an Applicable Credit Rating from any Rating Agency or (b) received an Applicable Credit Rating from only one Rating Agency that is neither S&P or Moody’s, the Applicable Margin shall be determined based on Level 7.”

(ii)    Applicable Margin. The table set forth in the definition of “Applicable Margin” is hereby deleted in its entirety and replaced with the table below.

Level	Applicable Credit Rating (S&P/Moody’s)	Applicable Margin (LIBOR)	Applicable Margin (Base Rate)
1	A1/A+ or higher	0.75%	0.00%
2	A2/A	0.80%	0.00%
3	A3/A-	0.85%	0.00%
4	Baa1/BBB+	0.90%	0.00%
5	Baa2/BBB	1.00%	0.00%
6	Baa3/BBB-	1.25%	0.25%
7	Below Baa3/BBB-	1.65%	0.65%

(iii)    Fee Letter. The definition of “Fee Letter” is hereby deleted in its entirety and replaced with the following:
“ “Fee Letter” means those certain fee letters, dated as of August 1, 2018, by and among the Borrower and one or more Lenders and/or Lead Arrangers.”
(iv)    LIBOR. The definition of “LIBOR” is hereby deleted in its entirety and replaced with the following:
“ “LIBOR” means, subject to the implementation of a Replacement Rate in accordance with Section 5.9, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period published by the ICE Benchmark Administration Limited, a United Kingdom company, at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to one minus the Reserve Percentage. If, for any reason, the rate referred to in the preceding clause (i) is not published, then the rate to be used for such clause (i) shall be determined by the Administrative Agent from another recognized source or interbank quotation at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest

Period. Any change in the maximum rate or Reserve Percentage shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective. Notwithstanding the foregoing, (x) in no event shall LIBOR (including, without limitation, any Replacement Rate with respect thereto) be less than 0% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 5.9, in the event that a Replacement Rate with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Replacement Rate. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR”.”
(v)    Maturity Date. The definition of “Maturity Date” is hereby deleted in its entirety and replaced with the following:
“ “Maturity Date” means January 15, 2024.”
(vi)    Replacement Rate. The following definition of “Replacement Rate” is hereby added to Section 1.1 of the Existing Term Loan Credit Agreement as alphabetically appropriate:
“ “Replacement Rate” has the meaning given such term in Section 5.9.”
b)    Section 2.9. Section 2.9 of the Existing Term Loan Credit Agreement is hereby deleted in its entirety and replaced with the following:
“The Borrower shall have the right to request increases up to three (3) times in the aggregate amount of the Commitments by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such increases the aggregate amount of the Commitments shall not exceed $400,000,000. Each such increase in the Commitments must be an aggregate minimum amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof. The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such increase in the Commitments, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase and the allocations of the increase in the Commitments among such existing Lenders and/or other banks, financial institutions and other institutional lenders and the fees to be paid for such increased Commitments. No Lender shall be obligated in any way whatsoever to increase its Commitment or provide a new Commitment, and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee. If a new Lender becomes a party to this Agreement, or if any existing Lender is increasing its Commitment, such Lender shall on the date it becomes a Lender hereunder (or in the case of an existing Lender, increases its Commitment) (and as a condition thereto) purchase from the other Lenders its Commitment Percentage (determined with respect to the Lenders’ respective Commitments and after giving effect to the increase of Commitments) of any outstanding Loans, by making available to the Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Loans to be purchased by such Lender, plus (B) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Loans. The Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under Section 5.4 as a result of the prepayment of any such Loans. Effecting the increase of the Commitments under this Section 2.9 is subject to the following conditions precedent: (w) no Default or Event of Default shall be in existence on the effective date of such increase, (x) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, (y) payment of any and all fees required in connection with such increased Commitments and (z) the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all partnership or other necessary action taken by the Borrower to authorize such increase and (B) all corporate, partnership, member or other necessary action taken by each Guarantor authorizing the guaranty of such increase; and (ii) an opinion of counsel to the Borrower and the Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent; and (iii) new Notes executed by the Borrower, payable to any new Lenders and replacement Notes executed by the Borrower, payable to any existing Lenders increasing their Commitments, in the amount of such Lender’s Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of the Commitments. In connection with any increase in the aggregate amount of the Commitments pursuant to this Section 2.9 any Lender becoming a party hereto shall execute such documents and agreements as the Administrative Agent may reasonably request.”
c)    Section 5.2. Section 5.2 of the Existing Term Loan Credit Agreement is hereby amended by deleting the final standalone paragraph thereof in its entirety and replacing it with the following:
“then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect (or unless and until a Replacement Rate is implemented in accordance with Section 5.9), the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan.”
d)    Section 5.9. The Existing Term Loan Credit Agreement is hereby amended by adding the following as a new Section 5.9:
“Section 5.9    Alternative Rate of Interest. Notwithstanding anything to the contrary in Section 5.2, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 5.2(a) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent may, to the extent practicable (in consultation with the Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 5.2(a) or this Section 5.9(i), (ii) or (iii) occurs with respect to the Replacement Rate or (B) the Administrative Agent (or the Required Lenders through the Administrative Agent) notifies the Borrower that the

Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent (and the Borrower, as may be necessary or appropriate, in the opinion of the Administrative Agent), to effect the provisions of this Section 5.9. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 13.7), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment. To the extent the Replacement Rate is approved by the Administrative Agent in connection with this Section 5.9, the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).
e)     Section 7.18. Section 7.18 of the Existing Term Loan Credit Agreement is hereby deleted in its entirety and replaced with the following:
“Section 7.18    Properties. Schedule 7.18 sets forth a list of all real property of the Group Members and the owner (or ground-lessor) of such real property, and all Unencumbered Assets and the owner (or ground-lessor) of such Unencumbered Asset. All such Unencumbered Assets satisfy the requirements for an Unencumbered Asset set forth in the definition thereof.”
f)    Section 9.4. The Existing Term Loan Credit Agreement is hereby amended by adding the following as a new Section 9.4:
g)     Schedules. The Existing Term Loan Credit Agreement is hereby amended by deleting Schedule EGL, Schedule EOCGL, Schedule QS, and Schedule 7.14, Schedule 7.18(a), and Schedule 7.18(b) attached thereto and replacing them with Schedule EGL, Schedule EOCGL, Schedule QS, Schedule 7.14, and Schedule 7.18 attached hereto, respectively. For the avoidance of doubt, Schedule 7.18(a) and Schedule 7.18(b) are collectively replaced by Schedule 7.18.
“Section 9.4    Additional Information. Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation (31 C.F.R. § 1010.230).”
Section 5.    INTENTIONALLY OMITTED.
Section 6.    COMPANY ACKNOWLEDGMENT. Solely to the extent of the covenants, representations, warranties, and other provisions applicable to it herein, in the Credit Agreement or in any of the other Loan Documents, subject to the terms of Section 13.23 of the Credit Agreement, by its signature hereto Company acknowledges as of the Fifth Modification Effective Date that it is a party to the Credit Agreement.

Section 7.    NON-IMPAIRMENT. Except as expressly provided herein, nothing in this Amendment shall alter or affect any provision, condition, or covenant contained in any of the Loan Documents or affect or impair any rights, powers, or remedies of Administrative Agent or Lenders, it being the intent of the parties hereto that the provisions of the Loan Documents shall continue in full force and effect except as expressly modified hereby.
Section 8.    MISCELLANEOUS PROVISIONS.
a)    No Waiver. No previous waiver and no failure or delay by Administrative Agent or Lenders in acting with respect to the terms of the Notes or this Amendment shall constitute a waiver of any breach, default, or failure of condition under the Notes, this Amendment or the obligations secured thereby. A waiver of any term of the Notes, this Amendment or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.
b)    Severability. If any provision or obligation under this Amendment and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Notes or this Amendment or any other Loan Document, or the right of collectability therefor, are declared to be or become invalid, illegal or unenforceable, Lenders’ obligations to make advances under the Loan Documents shall not be enforceable by Borrower.
c)    Governing Law and Consent to Jurisdiction. This Amendment and any claim, controversy or dispute arising under or related to this Amendment, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to any conflicts of law principles, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lenders under the Loan Documents consent to the jurisdiction of any federal or state court within the State of New York having proper venue and also consent to service of process by any means authorized by New York or federal law.
d)    Headings. All article, section or other headings appearing in this Amendment and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Amendment and any of the other Loan Documents.
e)    Counterparts. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.
f)    Defined Terms. Unless otherwise defined herein, each capitalized term used in this Amendment and not defined shall have the meaning given to such term in the Credit Agreement.
g)    Rules of Construction. The word “Borrower” as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Credit Agreement. The term “person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Amendment is executed by more than one person, the term “Borrower” shall include all such persons. The word “Administrative Agent” and “Lenders” as used herein shall include each such parties respective, successors, assigns and affiliates.
h)    Use of Singular and Plural; Gender. When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural, and the masculine gender includes the feminine and/or neuter.
i)    Inconsistencies. In the event of any inconsistencies between the terms of this Amendment and the terms of any of the other Loan Documents, the terms of this Amendment shall prevail.
j)    Integration; Interpretation. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments (including this Amendment), renewals or extensions now or hereafter approved by Administrative Agent and, as required under the Credit Agreement, Requisite Lenders or Lenders, in writing.
[Signatures Begin on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Modification to Credit Agreement to be duly executed and delivered by their authorized officers all as of the day and year first above written.

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP,
a Delaware limited partnership, as Borrower

By:    Healthcare Trust of America, Inc.,
its General Partner

By:    /s/ Robert A. Milligan
Name:     Robert A. Milligan
Title:     Chief Financial Officer

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Signature Page to Fifth Modification to Credit Agreement with
Healthcare Trust of America Holdings, LP

HEALTHCARE TRUST OF AMERICA, INC.,
a Maryland corporation, as Company

By:    /s/ Robert A. Milligan
Name:     Robert A. Milligan
Title:     Chief Financial Officer

[Signatures Continued on Next Page]

Signature Page to Fifth Modification to Credit Agreement with
Healthcare Trust of America Holdings, LP

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

By:    /s/ Dale Northup
Name:     Dale Northup
Title:     Senior Vice President

[Signatures Continued on Next Page]

Signature Page to Fifth Modification to Credit Agreement with
Healthcare Trust of America Holdings, LP

CAPITAL ONE, N.A.,
as a Lender

By:    /s/ Frederick H. Denecke
Name:     Frederick H. Denecke
Title:     Senior Vice President

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Signature Page to Fifth Modification to Credit Agreement with
Healthcare Trust of America Holdings, LP

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:    /s/ Nicolas Zitelli
Name:     Nicolas Zitelli
Title:     Senior Vice President

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Signature Page to Fifth Modification to Credit Agreement with
Healthcare Trust of America Holdings, LP

U.S. BANK NATIONAL ASSOCIATION
as Documentation Agent and as a Lender

By:    /s/ Troy Lyscio
Name:     Troy Lyscio
Title:     Senior Vice President

[Signatures Continued on Next Page]

Signature Page to Fifth Modification to Credit Agreement with
Healthcare Trust of America Holdings, LP

BANK OF MONTREAL,
as a Lender

By:    /s/ Kevin Fennell
Name:     Kevin Fennell
Title:     Vice President

[End signatures.]